UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

American National Bankshares Inc. (“Company”) held its annual shareholders’ meeting on May 16, 2017. There were 8,638,744 shares of common stock entitled to vote at the Annual Meeting, of which 6,677,181 shares were present in person or by proxy. At the annual meeting, our shareholders (i) elected each of the persons listed below to serve as Class III directors of the Company, (ii) ratified the selection of an independent registered public accounting firm, (iii) approved, on an advisory basis, executive compensation of the Company’s named executive officers as disclosed in the proxy statement, (iv) approved, on an advisory basis, that an advisory vote on executive compensation should be held every year.

Our independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Class III Directors to Serve Until the 2020 Annual Meeting

Nominees	Votes For	Votes Withheld	Broker Non-Votes	Votes Uncast
Charles H. Majors	4,884,324	216,847	1,576,010	—
Claude B. Owen, Jr.	4,732,783	368,388	1,576,010	—
Dan M. Pleasant	4,908,825	192,346	1,576,010	—
Joel R. Shepherd	4,904,148	197,023	1,576,010	—

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,361,145	304,366	11,670	—

Proposal 3: Approval of Executive Compensation as Disclosed in the Proxy Statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,725,242	264,716	111,213	1,576,010

Proposal 4: Approval of Frequency of an Advisory Vote on Executive Compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
3,748,535	113,709	1,021,909	217,018	1,576,010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017                                                                                       /s/ William W. Traynham
Executive Vice President and Chief Financial Officer